NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this  “Amendment”)

is made as of the 29th day of May, 2020 (the “Ninth Amendment Effective Date”), by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a  Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership, catocorp.com, LLC, a Delaware limited liability company, and CATO WO LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”), and TRUIST BANK (formerly known as Branch Banking and Trust Company), as Agent, Issuing Bank and a Bank (the “Agent”).

R E C I T A L S:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, (iv) the Third Amendment to Credit Agreement dated October 31, 2010, (v) the Fourth Amendment to Credit Agreement dated March 12, 2013, (vi) the Fifth Amendment to Credit Agreement dated May 1, 2015, (vii) the Sixth Amendment to Credit Agreement dated May 1, 2017, (viii) the Seventh Amendment to Credit Agreement dated July 28, 2017, (ix) the waiver and amendment letter dated March 27, 2019, and (x) the Eighth Amendment to Credit Agreement dated May 24, 2019 (as so amended, modified or supplemented, the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks modify certain provisions of the Credit Agreement as more fully set forth herein. The Agent and the Banks have agreed to so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals; Definitions.

(a)                 The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

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(b)                As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

SECTION 2.  Amendments to Credit Agreement.

(a)                 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or

(ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the London Interbank Offered Rate for U.S. dollar- denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the London Interbank Offered Rate with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the London Interbank Offered  Rate  with  the  applicable  Unadjusted  Benchmark

Replacement  by the

Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the London Interbank Offered Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the London Interbank Offered Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the London Interbank Offered Rate permanently or indefinitely ceases to provide the London Interbank Offered Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the London Interbank Offered Rate: (1) a public statement or publication of information by or on behalf of the administrator of the London Interbank Offered Rate announcing that such administrator has ceased or will cease to provide the London Interbank Offered Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the London Interbank Offered Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the London Interbank Offered Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the London Interbank Offered Rate, a resolution authority with jurisdiction over the administrator for the London Interbank Offered Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the London Interbank Offered Rate, which states that the administrator of  the  London  Interbank  Offered  Rate  has  ceased  or  will  cease  to

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provide the London Interbank Offered Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the London Interbank Offered Rate;  or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the London Interbank Offered Rate announcing that the London Interbank Offered Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in  Election,  the  date  specified  by  the  Agent  by  notice  to  the  Borrower.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the London Interbank Offered Rate and solely to the extent that the London Interbank Offered Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the London Interbank Offered Rate for all purposes hereunder in accordance with Section 2.06(i) and (y) ending at the time that a Benchmark Replacement has replaced the London Interbank Offered Rate for all purposes hereunder pursuant to Section 2.06(i).

“Early Opt-in Election” means the occurrence of (1) a determination by the Agent that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of the London Interbank Offered Rate, a new benchmark interest rate to replace the London Interbank Offered Rate, and (2) the election by the Agent to declare that an Early Opt-in Election has occurred and the provision by the Agent of written notice of such election to the Borrower.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Liquid Assets” has the meaning set forth in Section 5.05.

“London Interbank Offered Rate” has the meaning set forth in Section 2.06(c).

“Ninth Amendment Effective Date” means May 29, 2020.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Waiver Period” means the period commencing on the Ninth Amendment Effective Date and continuing through the earlier to occur of (a) the last day of the third Fiscal Quarter of Fiscal Year 2021 and (b) the date on which the Borrower elects to terminate the Waiver Period by providing written notice thereof to the Agent, along with such evidence as the Agent may reasonably request to demonstrate the Borrower’s compliance with the covenants set forth in Sections

5.03 and 5.05 as of the last day of the most recently ended Fiscal Quarter.

(b)                Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Adjusted Cash Flow” in its entirety to read as follows:

“Adjusted Cash Flow” means, for a specified period, the sum of (a) the net income of the Borrower and its Subsidiaries on a consolidated basis for such period, before deduction of income taxes, depreciation expense, interest expense (including, without limitation, interest expense attributable to Capital Leases) and amortization of intangible assets (it being understood that, for purposes hereof, amortization shall exclude the amortization of any right-of-use assets), plus (b) non-cash impairment charges related to one-time or non-recurring expenses at Borrower’s stores not to exceed $13,600,000.00, in the aggregate, for any four quarter period, all as determined in accordance with GAAP.

(c)                 Article I  of  the  Credit  Agreement  is  hereby  amended  by  inserting  a  new  Section

1.06 at the end thereof to read in its entirety as follows:

SECTION 1.06. Divisions.  For all purposes under the Loan Documents,  in connection  with  any  division  or  plan  of  division  under  Delaware  law  (or  any

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comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(d)                Section 2.06 of the Credit Agreement is hereby amended as follows:

(i)     The last sentence of the third paragraph of Section 2.06(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, (i) from the Ninth Amendment Effective Date until the earliest to occur of (A) the termination of the Waiver Period, (B) the Borrower’s maintaining, possessing, owning and having access to unencumbered (for the avoidance of doubt, without considering the aggregate unsecured indebtedness under this Agreement as an encumbrance) Liquid Assets of not less than $100,000,000 as of the last day of six consecutive Fiscal Months following the Ninth Amendment Effective Date, and (C) the occurrence of a Benchmark Transition Event or an Early Opt-In Election, if the London Interbank Offered Rate as provided above would be less than 0.50%, the London Interbank Offered Rate shall be deemed to be 0.50%; and (ii) at any other time, if the London Interbank Offered Rate determined as provided above would be less than zero, the London Interbank Offered Rate shall be deemed to be zero.

(ii)     A new clause (i) is hereby inserted at the end of Section 2.06 to read in its entirety as follows:

(i) (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent may amend this Agreement to replace the London Interbank Offered Rate with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has provided such proposed amendment to the Borrower without any further action or consent of the Borrower. No replacement of the London Interbank Offered Rate with a Benchmark Replacement pursuant to this Section 2.06(i) will occur prior to the applicable Benchmark Transition Start Date.

(B)                                Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

(C)                                Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent pursuant to this Section 2.06(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in the Agent’s sole discretion and  without consent from the Borrower, except, in each case, as expressly required pursuant to this Section 2.06(i).

(D)                               Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan to be made during such Benchmark Unavailability Period.

(e)                 Section 2.17 of the Credit Agreement is hereby amended by inserting a new clause

(f)    at the end thereof to read in its entirety as follows:

(f) Notwithstanding anything to the contrary  contained  in  this Agreement, the Borrower shall not be permitted to request any Commitment Increase during the Waiver Period.

(f)                                   Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.03. Fixed Charge Coverage Ratio. Commencing as of the earlier to occur of (a) the last day of the Fiscal Quarter during which the Waiver Period has been terminated by the Borrower and (b) the last day of the fourth Fiscal Quarter of Fiscal Year 2021, and in each case continuing on the last day of each Fiscal Quarter ending thereafter, the Fixed Charge Coverage Ratio shall not be less than 1.5 to 1.0.

(g)                                Section 5.04(a) of the Credit Agreement is hereby amended by inserting a new proviso at the end thereof, to read in its entirety as follows:

; provided that, notwithstanding the foregoing, the aggregate Costs of Acquisition incurred by the Loan Parties and all Subsidiaries of the Loan Parties during the Waiver Period shall not exceed $5,000,000 in the aggregate.

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(h)                                The first paragraph of Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.05. Liquidity. The Borrower shall at all times (to be  measured as of (x) the date of any Revolving Credit Advance, (y) during the Waiver Period, the last day of each Fiscal Month, and (z) following the end of the Waiver Period, the last day of each Fiscal Quarter) maintain, possess, own and have access to unencumbered (for the avoidance of doubt, without considering the aggregate unsecured indebtedness under this Agreement as an encumbrance) Liquid Assets, as reflected on the Borrower’s balance sheet, of not less than (1) for the period commencing on May 2, 2020 and continuing through October 31, 2020, $65,000,000; (2) for the period commencing on November 1, 2020 and continuing through May 1, 2021, $85,000,000; and (3) thereafter, $100,000,000. As used herein, “Liquid Assets” shall be defined as Cash and short term investments which meet all of the following requirements:  (1) such assets must  be owned by and in the name of the Borrower free and clear of any restriction, limitation, earmark, encumbrance, assignment, hypothecation, pledge, lien, security interest or other third-party interest, and (2) such assets shall be readily available to the Borrower and shall not be subject to any restriction, agreement, governmental requirement, or other restriction which would prevent the  immediate free use of such assets by the Borrower.

(i)                                    The first paragraph of Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.06. Restrictions on Dividends, Share Repurchases, etc. No Loan Party nor any Subsidiary of a Loan Party shall (a) declare or pay any dividends (other than dividends payable solely in its own Capital Stock) upon any of its Capital Stock (other than dividends paid to a Loan Party) unless, at such time, (1) no Default or Event of Default shall exist or would exist immediately after the payment of such dividend and (2) during the Waiver Period, the  Borrower shall maintain, possess, own and have access to unencumbered Liquid Assets of not less than $100,000,000, both immediately prior, and after giving pro forma effect, to the payment of such dividend.

(j)                                    Section 5.09(v) of the Credit Agreement (excluding, for the avoidance of doubt, the proviso immediately following such clause) is hereby amended and restated in its entirety to read as follows:

(v) loans or advances not otherwise permitted under this Section 5.09, which when aggregated with the total Investments made under Section 5.10(v) do not exceed an aggregate outstanding amount equal to (A) to the extent made during the Waiver Period, $5,000,000; or (B) at any time during the term of this Agreement, $10,000,000;

(k)                                Section 5.10(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(v) Investments not otherwise permitted under this Section 5.10, which when aggregated with the aggregate outstanding loans and advances made under Section 5.09(v) do not exceed an aggregate outstanding amount equal to (A) to the extent made during the Waiver Period, $5,000,000; or (B) at any time during the term of this Agreement, $10,000,000.

(l)                                    Section 5.27 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof to read in its entirety as follows:

Notwithstanding the foregoing, during the Waiver Period, the aggregate amount of Debt incurred pursuant to Sections 5.27(h) and (i) shall not exceed

$2,000,000.

(m)                            Article V of the Credit Agreement is hereby amended by inserting a new   Section

5.32    at the end thereof to read in its entirety as follows:

SECTION 5.23. Capital Expenditures. During the Waiver Period, Capital Expenditures will not at any time exceed an aggregate amount of $20,000,000 measured on a trailing twelve-month basis; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Agent and the Banks hereunder are subject to the following conditions:

(a)     receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)     receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)     a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party;

(ii)     an opinion, substantially in the form of Exhibit C to the Credit Agreement, appropriately modified to refer to this Amendment, signed by the General Counsel of the Borrower; and

(iii)     a certificate of each Loan Party, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true

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signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items: (A) the Loan Party’s Organizational Documents; (B) the Loan Party’s Operating Documents; (C) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party;   and

(D) the organizational action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)     receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(d)     the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(e)     the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, an amendment fee payable to the Agent in the amount of $17,500.00, and reasonable attorneys’ fees, not to exceed $7,500 for this Amendment, and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.  Limited Waiver; No Other Amendment.

(a)     For the avoidance of doubt, the Banks party hereto, constituting the Required Banks, hereby waive any Default or Event of Default that may have occurred under Section 5.03 of the Agreement for the Fiscal Quarter ended May 2, 2020, prior to giving effect to this Amendment. Such waiver shall not constitute (i) any future consent to or waiver of, or affect or diminish in any way, any of the Required Banks’ rights under the Credit Agreement; (ii) any amendment, modification or alteration of the Credit Agreement, except as otherwise provided herein; or (iii) any custom or course of dealing, or a waiver of the Required Banks’ rights to withhold their consent for any similar request in the future

(b)     Except for the amendments expressly set forth herein, the text of  the Credit Agreement shall remain unchanged and in full force and effect. On and after the Ninth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein  contained  shall  waive,  annul,  vary  or  affect  any  provision,  condition,  covenant

or

agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Agent and Banks do hereby reserve all of their respective rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations). The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)     After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)     Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)     This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)     The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

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SECTION 8. Consent by Guarantors. Each Guarantor consents to the foregoing amendments. Each Guarantor promises and agrees to perform all of the requirements,  conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said  Credit  Agreement,  as  hereby  amended,  being  hereby  ratified  and  affirmed.

SECTION 9. Further Assurances. Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10. Loan Document. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12. Entire Agreement. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By:                                                     (SEAL)

Name:  John R. Howe

Title: Executive Vice President and Chief Financial Officer

CaDel, LLC  (SEAL)

By:  CHW, LLC, as Member

By:                                                     (SEAL)

Name: John R. Howe Title: President

CHW, LLC  (SEAL)

By:                                                     (SEAL)

Name: John R. Howe Title: President

CATO OF TEXAS LP  (SEAL)

By: Cato Southwest, Inc., as General Partner

By:                                                     (SEAL)

Name: John R. Howe Title: President

CATO SOUTHWEST, INC.  (SEAL)

By:                                                     (SEAL)

Name: John R. Howe Title: President

Signature page to Ninth Amendment to Credit Agreement

CATOWEST, LLC  (SEAL)

By:                                                     (SEAL)

Name: John R. Howe Title: President

CATOSOUTH LLC  (SEAL)

By: The Cato Corporation, as Member

By:                                                     (SEAL)

Name:  John R. Howe

Title: Executive Vice President and Chief Financial Officer

catocorp.com, LLC  (SEAL)

By:                                                      (SEAL)

Name: John R. Howe Title: President

CATO WO LLC  (SEAL)

By:                                                     (SEAL)

Name:  John R. Howe

Title: Executive Vice President and Chief Financial Officer

TRUIST BANK (formerly known as Branch Banking and Trust Company),

as Agent, Issuing Bank and a Bank

By:                                                                (SEAL)

Name: Title:

Signature page to Ninth Amendment to Credit Agreement